                                                                    EXHIBIT 5.1


Intelligent Electronics, Inc.                                     August 4, 1995
411 Eagleview Boulevard
Exton, PA 19341

                     Re: Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as counsel to Intelligent Electronics, Inc., a Pennsylvania corporation (the "Company"), in connection with (i) the merger (the "Merger") into The Future Now, Inc., an Ohio corporation ("TFN"), of IE Ohio Acquisition Corporation ("Mergerco"), an Ohio corporation and a wholly-owned subsidiary of the Company, pursuant to an Agreement and Plan of Merger dated as of April 28, 1995, as amended on July 6, 1995, among TFN, Mergerco and the Company (the "Merger Agreement") and (ii) the Company's Registration Statement on Form S-4 under the Securities Act of 1993, as amended (the "Act"), relating to the issuance by the Company pursuant to the Merger Agreement at the Effective Time of (1) up to 3,448,516 shares of the Company's Common Stock, par value $.01 ("Common Stock"), and (2) up to an additional 384,278 shares of Common Stock or options and warrants to purchase up to 384,278 shares of Common Stock (which immediately prior to the Effective Time represented options and warrants to purchase common stock of TFN) (collectively, the "Merger Securities") (such Registration Statement, including all exhibits and schedules thereto, in the form declared effective by the Commission, the "Registration Statement"). Capitalized terms not otherwise defined herein are defined as set forth in the Merger Agreement.

     In connection with this opinion, we have examined the following records, documents, instruments and certificates:

     a. the Articles of Incorporation of the Company, as currently in effect (the "Certificate");

     b. the Merger Agreement;

     c. the form of Ohio Certificate of Merger referred to in Section 1.1(a) of the Merger Agreement; and

     d. such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

     Based upon and subject to the foregoing, and further subject to the assumptions and qualifications set forth below, it is our opinion that when the Merger Securities have been issued in accordance with the terms of the Merger Agreement, the Merger Securities will be validly issued, fully paid and non-assessable.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representations of the Company. The opinion expressed herein is based exclusively on the applicable provisions of Pennsylvania law as in effect on the date hereof.

     We are furnishing this opinion to you solely in connection with the Registration Statement. This opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express written permission. This opinion is based and relies on the current status of law, and is subject in all respects to, and may be limited by, further rules, regulations and legislation, as well as developing case law. We do not undertake to notify any person of changes in facts or law occurring or coming to our attention after the delivery of this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the Proxy Statement/Prospectus. In giving this consent, we do not thereby admit that we come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        PEPPER, HAMILTON & SCHEETZ

                                        By: /s/ Barry M. Abelson
                                            -------------------------
                                            A Partner